UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 13, 2008, our stockholders approved the Charlotte Russe Holding, Inc. Executive Performance-Based Incentive Plan (the “Performance Plan”) to increase stockholder value and our success by attracting, retaining and motivating selected Performance Plan participants to achieve our financial and business goals. A copy of the Performance Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 15, 2008, we entered into an amendment to our employment agreement with Bernard Zeichner, the Chairman of our Board of Directors (the “Amendment”). The Amendment increased Mr. Zeichner’s annual base salary to $100,000 for fiscal year 2008. A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Charlotte Russe Holding, Inc. Executive Performance-Based Incentive Plan

10.2	Second Amendment to Amended and Restated Employment Agreement by and between Charlotte Russe Holding, Inc. and Bernard Zeichner dated February 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Patricia K. Johnson
Patricia K. Johnson Executive Vice President, Chief Financial Officer and Treasurer

Date: February 20, 2008

INDEX TO EXHIBITS

10.1	Charlotte Russe Holding, Inc. Executive Performance-Based Incentive Plan

10.2	Second Amendment to Amended and Restated Employment Agreement by and between Charlotte Russe Holding, Inc. and Bernard Zeichner dated February 15, 2008